UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Pitney Bowes Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

In connection with its 2023 annual meeting of stockholders (the “Annual Meeting”), Pitney Bowes Inc. (the “Company”) ran the following online advertisements related to the Annual Meeting, beginning on April 4, 2023:

About Pitney Bowes

Pitney Bowes (NYSE: PBI) is a global shipping and mailing company that provides technology, logistics, and financial services to more than 90 percent of the Fortune 500. Small business, retail, enterprise, and government clients around the world rely on Pitney Bowes to remove the complexity of sending mail and parcels. For the latest news, corporate announcements and financial results visit https://www.pitneybowes.com/us/newsroom.html. For additional information visit Pitney Bowes at www.pitneybowes.com.

Forward-Looking Statements

The above materials contain “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about future revenue and earnings guidance and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, we continue to navigate the impacts of the Covid-19 pandemic (Covid-19) as well as the risk of a global recession, and the effects that they may have on our and our clients’ business. Other factors which could cause future financial performance to differ materially from expectations, and which may also be exacerbated by Covid-19 or the risk of a global recession or a negative change in the economy, include, without limitation, declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; the loss of, or significant changes to, United States Postal Service (USPS) commercial programs, or our contractual relationships with the USPS or USPS’ performance under those contracts; our ability to continue to grow and manage volumes, gain additional economies of scale and improve profitability within our Global Ecommerce segment; changes in labor and transportation availability and costs; and other factors as more fully outlined in the Company’s 2022 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission (the “SEC”). Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Important Additional Information and Where to Find It

Pitney Bowes has filed a definitive proxy statement (the “Proxy Statement”) and other documents with the SEC in connection with its solicitation of proxies from shareholders in respect of Pitney Bowes’ 2023 annual meeting of shareholders. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS, INCLUDING PITNEY BOWES’ PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AND THE ACCOMPANYING GOLD PROXY CARD, FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT PITNEY BOWES. Shareholders may obtain free copies of the Proxy Statement and other relevant documents that Pitney Bowes files with the SEC and on Pitney Bowes’ website at http://www.pitneybowes.com or from the SEC’s website at http://www.sec.gov.